ARTICLES OF INCORPORATION
                                       OF
                       BRAZILIAN-INDIO SERVICES.COM, INC.


     FIRST.  The  name  of  the  Company  shall  be  BRAZILIAN-INDIO.COM,  INC.

     SECOND. The resident agent and registered office located within the State of Oregon is:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     THIRD. The purpose for which this corporation is formed is for the purpose of transacting any lawful business, or promoting or conducting any legitimate object or purpose, under and subject to the laws of the State of Oregon.

     FOURTH. The stock of the corporation is divide into two classes: (1) Common Stock in the amount of Fifty Million (50,000,000) shares having par value of $0.001 each; and (2) Preferred Stock in the amount of (5,000,000) shares having a par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, (1) to divide the Preferred Stock into more than one class of stock or more than one series of any class; (2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

     FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Oregon Revised Statutes. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.
     SIXTH, No holder of shares of the corporation of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the corporation, of any class, whether now or hereafter authorized.

     SEVENTH. The Board of Directors shall consist of no fewer than one member and no more than seven members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     EIGHTH. No officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided pursuant to the Oregon Revised Statutes.

     NINTH. The name and address of the Incorporator of the corporation is as follows:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     IN WITNESS WHEREOF these Articles of Incorporation are hereby executed this 24th day of September, 1999.


BRAZILIAN-INDIO  SERVICES.COM,  INC.



_____________________________________
Emiliano  Lakota
Incorporator

                            ARTICLES OF INCORPORATION
                                       OF
                       BRAZILIAN-INDIO SERVICES.COM, INC.


     FIRST.  The  name  of  the  Company  shall  be  BRAZILIAN-INDIO.COM,  INC.

     SECOND. The resident agent and registered office located within the State of Oregon is:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     THIRD. The purpose for which this corporation is formed is for the purpose of transacting any lawful business, or promoting or conducting any legitimate object or purpose, under and subject to the laws of the State of Oregon.

     FOURTH. The stock of the corporation is divide into two classes: (1) Common Stock in the amount of Fifty Million (50,000,000) shares having par value of $0.001 each; and (2) Preferred Stock in the amount of (5,000,000) shares having a par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, (1) to divide the Preferred Stock into more than one class of stock or more than one series of any class; (2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

     FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Oregon Revised Statutes. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.

     SIXTH, No holder of shares of the corporation of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the corporation, of any class, whether now or hereafter authorized.

     SEVENTH. The Board of Directors shall consist of no fewer than one member and no more than seven members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     EIGHTH. No officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided pursuant to the Oregon Revised Statutes.

     NINTH. The name and address of the Incorporator of the corporation is as follows:

          Emiliano  Lakota
          7410  SW  Oleson  Rd.,  #325
          Portland,  OR  97223

     IN WITNESS WHEREOF these Articles of Incorporation are hereby executed this ___ day of September, 1999.


BRAZILIAN-INDIO  SERVICES.COM,  INC.



_____________________________________
Emiliano  Lakota
Incorporator

NOTARIZATION  OF  SIGNATURE  OF  THE  INCORPORATOR

State  of  Oregon              )
                               )
County  of  _____________      )

On this _____ day of September,1999 before me, ______________, a notary public, personally appeared Emiliano Lakota who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he/she executed the same as the Incorporator of Brazilian-Indio Services.com,
                                                   -----------------------------
Inc.
----


S                              ______________________________________
E                              NOTARY  PUBLIC
A
L                              ______________________________________
                               MY  COMMISSION  EXPIRES